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                                                                Exhibit 4.1


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                                 PLAINWELL INC.

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                              SERIES A AND SERIES B

                      SENIOR SUBORDINATED NOTES DUE 2008

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                                    INDENTURE

                            Dated as of March 6, 1998

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                     UNITED STATES TRUST COMPANY OF NEW YORK
                                     Trustee

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                CROSS-REFERENCE TABLE*

Trust Indenture Act Section         Indenture Section
---------------------------         -----------------

310  (a)(1)......................   7.10
     (a)(2)......................   7.10
     (a)(3)                         N.A.
     (a)(4)                         N.A.
     (a)(5)                         7.10
     (b)                            7.10
     (c)                            N.A.
311  (a).........................   7.11
     (b)                            7.11
     (c)                            N.A.
312  (a).........................   2.05
     (b)                            11.03
     (c)                            11.03
313  (a).........................   7.06
     (b)(1)                         N.A.
     (b)(2)                         7.06; 7.07
     (c)                            7.06; 11.02
     (d)                            7.06
     (a).........................   4.03
314  (a)(4)......................   11.05
     (b)                            N.A.
     (c)(1)                         N.A.
     (c)(2)                         N.A.
     (c)(3)                         N.A.
     (d)                            N.A.
     (e)                            11.05
     (f)                            N.A.
315  (a).........................   N.A.
     (b)                            N.A.
     (c)                            N.A.
     (d)                            N.A.
     (e)                            N.A.
316  (a)(last sentence)..........   N.A.
     (a)(1)(A)                      N.A.
     (a)(1)(B)                      N.A.
     (a)(2)                         N.A.
     (b)                            N.A.
     (c)                            2.13
317  (a)(1)......................   N.A.
     (a)(2)                         N.A.
     (b)                            N.A.
318  (a).........................   N.A.
     (b)                            N.A.
     (c).........................   11.01

N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.
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     INDENTURE, dated as of March 6, 1998, between PLAINWELL INC., a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York banking corporation, not in its individual capacity but solely as trustee (the "Trustee").

            The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (each a "Holder") of the 11% Series A Senior Subordinated Notes due 2008 (the "Series A Senior Subordinated Notes") and the 11% Series B Senior Subordinated Notes due 2008 (the "Series B Senior Subordinated Notes" and, together with the Series A Senior Subordinated Notes, the "Senior Subordinated Notes"):

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions

            "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "Agent" means any Registrar or Paying Agent.

            "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Sections
4.14 and 5.10 and not by the provisions of Section 4.10), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, (iii) a Restricted Payment that is permitted by Section 4.07 (iv) the grant in the ordinary course of business of a non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property for fair value as determined in good faith by the


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Company evidenced by a resolution of the Board of Directors set forth in an
Officers' Certificate delivered to the Trustee and (v) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with Section 4.12 will not be deemed to be Asset Sales.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

            Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

            "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 85% of the book value of accounts receivable, net of allowances for doubtful accounts, owned by the Company and its Restricted Subsidiaries as of such date, plus (ii) 60% of the book value of inventory owned by the Company and its Restricted Subsidiaries as of such date, minus (iii) the principal amount of borrowings outstanding as of such date under the Revolver to the extent that the amount of such borrowings exceeds the sum of clauses (i) and (ii) above, all of the foregoing calculated on a consolidated basis in accordance with GAAP.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

            "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, banker's acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within one year after the date of acquisition.

            "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, to any "person" or "group" (as such terms are used in Section 13(d)(3) and


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Section 14(d)(2) of the Exchange Act), other than the Principals, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group (as defined above), other than the Principals, becomes the "beneficial owner" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the voting power of the voting stock of the Company; or (iv) the first day on which more than a majority of the members of the board of directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

            "Closing Date" means the date of the closing of the sale of the Notes.

            "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, (ii) provision for taxes based on income or profits, (iii) consolidated interest expense whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

            "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change


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in accounting principles shall be excluded and (v) the Net Income (but not loss)
of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries; provided that for purposes of
Section 4.07, "Consolidated Net Income" means with respect to the Company for any period, the Company's Consolidated Net Income for such period plus the portion of the Company's non-cash charges for such period for amortization of goodwill or other intangibles recorded in connection with acquisitions as a result of the application of the purchase method of accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17, provided, that such adjustments shall not be made in respect of any subsidiary of the Company or portion of the Company's business which the Company received as a contribution, the fair market value of which contribution was included in clause (c)(iii) of the first paragraph of Section 4.07.

            "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date, plus (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets off a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and (iii) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case determined in accordance with GAAP.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election (which approval may be specific or by approval of a proxy statement which contains the name of such nominees for election) or (iii) is an employee of and was nominated in good faith by 399 Venture Partners, Inc. pursuant to the Stockholders Agreement, for 399 Venture Partners, Inc.'s own benefit and not pursuant to any arrangement, agreement or understanding with any third party (other than the Stockholders Agreement).

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

            "Credit Agreement" means that certain credit agreement, dated as of the Closing Date, by and among the Company, the lenders party thereto, including the Revolver and the LC Facility, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Definitive Notes" means Senior Subordinated Notes that are in the form of the Senior Subordinated Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.


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            "Depositary" means, with respect to the Senior Subordinated Notes issuable or issued in whole or in part in global form, the Person specified in
Section 2.03 hereof as the Depositary with respect to the Senior Subordinated Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

            "Designated Senior Debt" means (i) any Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $10.0 million or more and that has been designated by the Company as "Designated Senior Debt."

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than pursuant to an offer to repurchase such Capital Stock due to a change of control provision substantially similar to Section 4.14, which offer may not be completed until 60 days after completion of the Change of Control Offer), pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

            "Eligible Institution" means (a) the Trustee, (b) an affiliate of the Trustee or (c) a commercial banking institution that is federally chartered, has combined capital and surplus in excess of $50 million, conducts banking operations in the State of New York and whose debt is rated "A" (or higher) according to Standard & Poor's Ratings Group or Moody's Investors Service, Inc.

            "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "Eau Claire IRBs" means the Industrial Revenue Bonds issued by the city of Eau Claire, Wisconsin on November 1, 1994 the proceeds of which were loaned to Pope & Talbot, Wis., Inc.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Senior Subordinated Notes for Series A Senior Subordinated Notes.

            "Existing Indebtedness" means Indebtedness in existence on the date of this Indenture, until such Indebtedness is repaid.

            "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit


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or bankers' acceptance financings, and net payments (if any) pursuant to Hedging
Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expenses on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

            "Fixed Charge Coverage Ratio" means with respect to any Person for any period the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

            "Global Note" means a Senior Subordinated Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Senior Subordinated Note attached hereto as Exhibit A.


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            "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

            "Guarantor" means each of the Company's Restricted Subsidiaries existing on the Closing Date, and each other Restricted Subsidiary that executes a Subsidiary Guarantee.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate, currency or commodity swap agreements, cap agreements and collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange or commodity prices.

            "Holdings" means Plainwell Holding Company, a Delaware corporation.

            "IAI" means an institutional "accredited investor" as defined in Rule 501(A)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance deferred that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, including without limitation, accrued interest, premiums, fees and expenses,
(ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (iii) Disqualified Stock of such Person and (iv) to the extent otherwise included, the Guarantee by such person of any indebtedness of any other Person.

            "Indenture" means this Indenture, as amended, modified or supplemented from time to time, in accordance with the terms hereof.

            "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment


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on the date of any such sale or disposition equal to the value of the Equity
Interests of such Restricted Subsidiary not sold or disposed of.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            "LC Facility" means the letter of credit guaranty under the Credit Agreement providing for a maximum amount of $20.0 million to support certain obligations of the Company as specified therein, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Liquidated Damages" means all liquidated damages then owing pursuant to Section 8 of the Registration Rights Agreement.

            "Net Income" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

            "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale),net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

            "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), b) is directly or indirectly liable (as


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a guarantor or otherwise) and (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Series A Senior Subordinated Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

            "Note Custodian" means the Trustee, as custodian with respect to the Senior Subordinated Notes in global form, or any successor entity thereto.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offering" means the sale of the Series A Senior Subordinated Notes including the Guarantee thereof, if any, pursuant to the Purchase Agreement.

            "Offering Memorandum" means the offering memorandum of the Company dated March 3, 1998, with respect to the Series A Subordinated Notes.

            "Officer" means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

            "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

            "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; and (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company.

            "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for

Senior Debt) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Debt pursuant to
Article 10 of this Indenture.

            "Permitted Liens" means (i) Liens securing Senior Debt of the Company and its Restricted Subsidiaries which Senior Debt was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any of its Restricted Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not created in the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the date of this Indenture; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore; and (vii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (viii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of Section 4.09 covering only the assets acquired with the proceeds of such Indebtedness; (ix) Liens to secure Permitted Refinancing Indebtedness so long as such Liens do not extend to any property not subject to the Liens securing the Indebtedness exchanged for, or extended, refinanced, renewed, replaced, defeased by, or refunded from the net proceeds of, such Permitted Refinancing Indebtedness and (x) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee.

            "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accredit value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accredit value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Senior Subordinated Notes on terms at least as favorable to the Holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

            "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

            "Principals" means 399 Venture Partners, Inc., CCT Partners IV, L.P. and William L. New and their respective Affiliates.

            "Public Offering" means an underwritten public offering of stock (other than Disqualified Stock) of the Company registered under Securities Act (other than a public offering registered on Form S-8 under the Securities Act) that results in net proceeds of at least $35.0 million to the Company.

            "Purchase Agreement" means the Purchase Agreement, dated as of March 3, 1998, by and among the Company and the other parties named on the signature pages thereof, with respect to the Offering.

            "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of, and familiarity with, the particular subject.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Security"means Senior Subordinated Notes that bear the legends set forth in Exhibit A hereto.

            "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

            "Revolver" means the revolving line of credit under the Credit Agreement providing up to $35.0 million of availability, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

            "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Senior Debt" of a Person means (i) all Indebtedness of such Person outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, (ii) any other Indebtedness of such Person permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt of such Person and (iii) all Obligations of such Person with respect to the foregoing including interest accruing at the contract rate or rates therefor from and after the initiation of a bankruptcy proceeding with respect to any such Person regardless of whether such interest is allowed as a claim in such bankruptcy proceeding. Notwithstanding anything to the contrary in the foregoing, Senior Debt of a Person will not include (a) any liability for federal, state, local or other taxes owed or owing by such Person,
(b) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness that is incurred in violation of this Indenture.

            "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

            "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "Stockholders Agreement" means that certain Stockholders Agreement, dated as of June 16, 1997, by and among Holdings, 399 Venture Partners, Inc., CCT Partners IV, L.P., Brenton Halsey, Larkspur Capital Corporation, William L. New (and any other executives of the Company executing a joinder thereto) and the Individual Purchasers (as defined in the Stockholders Agreement), as amended, in whole or in part from time to time.

            "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

            "Subsidiary Guarantee" means the Guarantee in substantially the form attached hereto as Exhibit C, executed by the Guarantors in accordance with
Section 12.01 hereof.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

            "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

            "Trustee" means the party named as "Trustee" in the first paragraph of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

            "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

            "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.2 Other Definitions

                                                                     Defined
                        Term                                        in Section
                        ----                                        ----------

            "Affiliate Transaction"....................................4.11
            "Asset Sale Offer".........................................4.10
            "Change of Control Offer"..................................3.09
            "Change of Control Payment"................................4.14
            "Change of Control Redemption".............................3.07
            "Covenant Defeasance"......................................8.03
            "Event of Default".........................................6.01

            "Excess Proceeds"..........................................4.10
            "Excess Proceeds Offer Triggering Event"...................4.10
            "incur"....................................................4.09
            "Legal Defeasance".........................................8.02
            "Offer Amount".............................................3.09
            "Offer Period".............................................3.09
            "Paying Agent".............................................2.03
            "Payment Default"..........................................6.01
            "Purchase Date"............................................3.09
            "Registrar"................................................2.03
            "Repurchase Offer".........................................3.09
            "Restricted Payments"......................................4.07
            "Subsidiary Guarantee"....................................12.01
            "Supplemental Indenture"..................................12.01

Section 1.3 Incorporation by Reference of Trust Indenture Act

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

            The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Senior Subordinated Notes;

            "indenture security holder" means a Holder of a Senior Subordinated Note;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means the Trustee;

            "obligor" on the Senior Subordinated Notes means the Company, a Guarantor, if any, on the Senior Subordinated Notes as provided for under
Section 12.01 hereof and any successor obligor upon the Senior Subordinated
Notes.

            All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4 Rules of Construction

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2
                         THE SENIOR SUBORDINATED NOTES

Section 2.1 Form and Dating

            The Senior Subordinated Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Senior Subordinated Note shall be dated the date of its authentication. The Senior Subordinated Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

            The terms and provisions contained in the Senior Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Senior Subordinated Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Senior Subordinated Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Senior Subordinated Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Subordinated Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof in such form as is reasonably satisfactory to the Trustee.

Section 2.2 Execution and Authentication

            Two Officers of the Company shall sign the Senior Subordinated Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Subordinated Notes and may be in facsimile form.

            If an Officer whose signature is on a Senior Subordinated Note no longer holds that office at the time a Senior Subordinated Note is authenticated, the Senior Subordinated Note shall nevertheless be valid.

            A Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Subordinated Note has been authenticated under this Indenture. The form of the Trustee's certificate of authentication to be borne by the Senior Subordinated Notes shall be substantially as set forth in Exhibit A attached hereto.

            The Trustee shall, upon a written order of the Company signed by two Officers (a "Company Order") and delivered to the Trustee at the Corporate Trust Office of the Trustee, authenticate Senior Subordinated Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Subordinated Notes. The aggregate principal amount of Senior Subordinated Notes outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Subordinated Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Subordinated Notes whenever the Trustee may do so and according to the same terms and conditions. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3 Registrar, Paying Agent and Depositary

            The Company shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Subordinated Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Subordinated Notes, the names and addresses of the Holders and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

            The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

            The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.4 Paying Agent to Hold Money in Trust

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, interest on Liquidated Damages, if any, or other premiums, if any, on the Senior Subordinated Notes, and such Paying Agent will notify the Trustee in writing of any default by the Company in making any such payment. At any time during the continuance of any such default, the Trustee may require a Paying Agent to pay all money held by it as Paying Agent to the Trustee and account for any funds disbursed. The Company, at any time, may require a Paying Agent to pay all money held by it as Paying Agent to the Trustee and account for any funds disbursed. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Subordinated Notes.

Section 2.5 Holder Lists

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Notes, including the aggregate principal amount of Senior Subordinated Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6 Transfer and Exchange

            (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that any Definitive Notes presented or surrendered for registration of transfer or exchange (A) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder there of or by his attorney duly authorized in writing; (B) unless the Global Note has previously been exchanged in whole for Definitive Notes, shall only be exchanged for an interest in the Global Note in accordance with Section 2.06(b) if such Definitive Notes are being transferred (i) pursuant to an effective registration statement under the Securities Act; (ii) to a QIB in reliance on Rule 144A; or
(iii) outside the United States to a non-U.S. person in reliance on Regulation S; and (C) in the case of a Restricted Security, such request shall be accompanied by the following additional documents: (i) if such Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit E attached hereto); or (ii) if such Restricted Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act, other than to a QIB in reliance on Rule 144A or outside the United States to a non-U.S. person in reliance on Regulation S, a certification to that effect (in substantially the form of Exhibit B attached hereto), and a letter containing certain representations and agreements (in substantially the form of Exhibit E attached hereto) and, if requested by the Company or the Trustee, an opinion of counsel in a form acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act.

      (b) Transfer of a Definitive Note for a beneficial interest in the Global Note. A Definitive Note may be exchanged for a beneficial interest in the Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with: (i) written instructions directing the Trustee to make an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, and (ii) if such Definitive Note is a Restricted Security, a certification (in substantially the form of Exhibit B attached hereto) to the effect that such Definitive Note is either being transferred to a QIB in reliance on Rule 144A or outside the United States to a non-U.S. person in reliance on Regulation S; in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

      (c) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. A beneficial interest in the Global Note may be exchanged for a Definitive Note only in the case of a Restricted Security, and upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depositary) from the Depositary (or its nominee) on behalf of any Person having a beneficial interest in a Global Note that such Restricted Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act, other than to a QIB in reliance on Rule 144A or outside the United States to a non-U.S. person in reliance on Regulation S, provided however that such request is accompanied by a certification to that effect (in substantially the form of Exhibit B attached hereto) and a letter containing certain representations and agreements (in substantially the form of Exhibit E attached hereto) and, if requested by the Company or the Trustee, an opinion of counsel in a form reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Note in the appropriate principal amount.

            Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee.

            (d) Transfer and Exchange of beneficial interests in the Global Note. The transfer and exchange of beneficial interests in the Global Note shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

            When a Global Note is presented to the Registrar with a request (1) to register the transfer of the Global Note or (2) to exchange such Global Notes for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Note presented or surrendered for registration of transfer or exchange (A) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents: (i) if such Restricted Security is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto), (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto), or
(iii) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit D attached hereto) and, if requested by the Company or the Trustee, an opinion of counsel in a form reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

            (e) Cancellation and/or Adjustment of the Global Note. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

            (f) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges effected in accordance with this Indenture, the Company shall execute and the Trustee shall authenticate the Global Note and any Definitive Notes at the Registrar's request. The Global Note and any Definitive Notes issued upon any registration of transfer or exchange of beneficial interests in the Global Note or the Definitive Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

            Neither the Company nor the Registrar shall be required to (a) issue, register the transfer of or exchange Senior Subordinated Notes during a period beginning at the opening of business on a Business Day 15 days before the day of mailing of any notice of redemption of Senior Subordinated Notes under
Section 3.03 hereof and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any Senior Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

            No service fee shall be charged to any Holder of a Senior Subordinated Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

            Prior to due presentment to the Trustee for registration of the transfer of any Senior Subordinated Note, the Trustee, any Agent, the Company and each Guarantor may deem and treat the Person in whose name any Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Senior Subordinated Note and for all other purposes whatsoever, whether or not such Senior Subordinated Note is overdue, and none of the Trustee, any Agent, the Company or any Guarantor shall be affected by notice to the contrary.

            (g) General Provisions Relating to the Global Note. Notwithstanding any other provision in this Indenture, no Global Note may be transferred to, or registered or exchanged for Notes registered in the name of, any Person other than the Depositary for such Global Note or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or
(B) ceases to be a clearing agency registered under the Exchange Act, (ii) the Company delivers to the Trustee an Officers' Certificate stating that such Global Note shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes evidenced by such Global Note. Notwithstanding any other provision in this Indenture, a Global Note to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Notes registered only in the name or names of, such Person or Persons as the Depositary for such Global Note shall have directed and no transfer thereof other than such a transfer may be registered. Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note to which the restriction set forth in the first sentence of this paragraph shall apply, whether pursuant to this Section 2.06 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note.

            (h) Exchange of Series Senior A Subordinated Notes for Series B Senior Subordinated Notes. The Series A Senior Subordinated Notes may be exchanged for Series B Senior Subordinated Notes pursuant to the terms of the Exchange Offer in accordance with the procedures set out under Section 2.16 hereof.

Section 2.07. Replacement Notes

            If any mutilated Senior Subordinated Note is surrendered to the Trustee, or the Company and the Trustee each receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Senior Subordinated Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Subordinated Note (accompanied by a notation of the Subsidiary Guarantees duly endorsed by each Guarantor, if any) if the Trustee's requirements for replacements of Senior Subordinated Notes are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the Company and the Guarantors to protect the Company, the Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Senior Subordinated Note is replaced. Each of the Company, the Guarantors and the Trustee may charge for its expenses in replacing a Senior Subordinated Note.

            Every replacement Senior Subordinated Note is an additional obligation of the Company and the Guarantors and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Senior Subordinated Notes duly issued hereunder.

Section 2.08. Outstanding Senior Subordinated Notes

            The Senior Subordinated Notes outstanding at any time are all the Senior Subordinated Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this
Section 2.08 as not outstanding. If a Senior Subordinated Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a bona fide purchaser. If the principal amount of any Senior Subordinated Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09 hereof, a Senior Subordinated Note does not cease to be outstanding because the Company, a Guarantor, a Subsidiary of the Company or a Guarantor or an Affiliate of the Company or a Guarantor holds the Senior Subordinated Note.

Section 2.09. Treasury Notes

            In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Company, any Guarantor, any of their respective Subsidiaries or any Affiliate of the Company or any Guarantor shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Senior Subordinated Notes that are to be acquired by the Company, any Guarantor, any Subsidiary of the Company or any Guarantor or an Affiliate of the Company or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, such Guarantor, a Subsidiary of the Company or such Guarantor or an Affiliate of the Company or such Guarantor until legal title to such Senior Subordinated Notes passes to the Company, such Guarantor, such Subsidiary or such Affiliate, as the case may be. The Company shall notify the Trustee in writing, when it, any Subsidiary, any Guarantor or an Affiliate repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

Section 2.10. Temporary Notes

            Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Subordinated Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by each Guarantor, if any). Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Senior Subordinated Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate Definitive Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by each Guarantor, if any) in exchange for temporary Senior Subordinated Notes. Until such exchange, temporary Senior Subordinated Notes shall be entitled to the same rights, benefits and privileges as Definitive Notes.

Section 2.11. Cancellation

            The Company at any time may deliver Senior Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return canceled Senior Subordinated Notes to the Company. The Company may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest

            If the Company and the Guarantors default in a payment of interest on the Senior Subordinated Notes, the Company or any such Guarantor (to the extent of its obligations under its Subsidiary Guarantee) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Senior Subordinated Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Senior Subordinated Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. Record Date

            The record date for purposes of determining the identity of Holders of the Senior Subordinated Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

Section 2.14. CUSIP Number

            The Company in issuing the Senior Subordinated Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Subordinated Notes and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

Section 2.15. Computation of Interest

            Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 2.16. Exchange of Series A Senior Subordinated Notes for Series B Senior
              Subordinated Notes

            The Series A Senior Subordinated Notes may be exchanged for Series B Senior Subordinated Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

            The Company shall present the Trustee with an Officers' Certificate certifying the following:

            (a) upon issuance of the Series B Senior Subordinated Notes, the transactions contemplated by the Exchange Offer have been consummated;

            (b) the principal amount of Series A Senior Subordinated Notes properly tendered in the Exchange Offer that are represented by a Global Note for

                  Series B Senior Subordinated Notes shall be registered and sent for each such Holder; and

            (c) the principal amount of Series A Senior Subordinated Notes properly tendered in the Exchange Offer that are represented by Definitive Notes, the name of each Holder of such Definitive Notes, the principal amount at maturity properly tendered in the Exchange Offer by each such Holder, and the name and address to which Definitive Notes for Series B Senior Subordinated Notes shall be registered and sent for each such Holder.

            The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel to the effect that the Series B Senior Subordinated Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (iii) a Company Order, shall authenticate
(A) a Global Note for Series B Senior Subordinated Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Senior Subordinated Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes for Series B Senior Subordinated Notes in an aggregate principal amount equal to the aggregate principal amount of Series A Senior Subordinated Notes registered in the names of the Holders and represented by the Definitive Notes indicated in such Officers' Certificate as having been properly tendered.

            If the principal amount at maturity of the Global Note for the Series B Senior Subordinated Notes is less than the principal amount at maturity of the Global Note for the Series A Senior Subordinated Notes, the Trustee shall make an endorsement on such Global Note for Series A Senior Subordinated Notes indicating a reduction in the principal amount at maturity represented thereby.

            The Trustee shall deliver such Definitive Notes for Series B Senior Subordinated Notes to the Holders thereof as indicated in such Officers' Certificate.

Section 2.17. Legends

            (a) Except as permitted by subsections (b) or (c) hereof, each Senior Subordinated Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

            (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act: (i) in the case of any Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above; and (ii) in the case of any Restricted Security represented by a Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.06(d) hereof; provided however, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

            (c) The Company (and the Restricted Subsidiaries) shall issue and the Trustee shall authenticate Series B Senior Subordinated Notes in exchange for Series A Senior Subordinated Notes accepted for exchange in the Exchange Offer. The Series B Senior Subordinated Notes shall not bear the legends required by subsection (a) above unless the Holder of such Series A Senior Subordinated Notes is either (i) a broker-dealer who purchased such Series A Senior Subordinated Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) a Person participating in the distribution of the Series A Senior Subordinated Notes or
(iii) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                                   ARTICLE 3
                           REDEMPTION AND PREPAYMENT

Section 3.1 Notices to Trustee

            If the Company elects to redeem the Senior Subordinated Notes pursuant to the provision of Section 3.07 hereof, it shall furnish to the Trustee at least 45 days but not more than 75 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the repurchase shall occur, (ii) the repurchase date, (iii) the maximum principal amount of Senior Subordinated Notes to be redeemed together with CUSIP numbers and (iv) the redemption price.

Section 3.2 Selection of Senior Subordinated Notes to be Redeemed

            If less than all of the Senior Subordinated Notes are to be redeemed at any time, selection of Senior Subordinated Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Subordinated Notes are listed, or, if the Senior Subordinated Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Senior Subordinated Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Subordinated Notes to be redeemed at its registered address. If any Senior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Subordinated Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note. On and after the redemption date, interest and Liquidation Damages, if any, shall cease to accrue on Senior Subordinated Notes or portions thereof called for redemption.

Section 3.3 Notice of Redemption

            At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address.

            The notice shall identify the Senior Subordinated Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Senior Subordinated Note is being redeemed in part, the portion of the principal amount of such Senior Subordinated Note to be redeemed and that, after the redemption date upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Subordinated Note;

            (d) the name and address of the Paying Agent;

            (e) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest on Senior Subordinated Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

            (g) the paragraph of the Senior Subordinated Notes and Section of this Indenture pursuant to which the Senior Subordinated Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and that the text of such notice shall be prepared or approved by the Company.

Section 3.4 Effect of Notice of Redemption

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Subordinated Notes or portions thereof called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.5 Deposit of Redemption Price

            On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money, in same-day funds, sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Senior Subordinated Notes to be redeemed on that date. The Trustee or the Paying Agent shall within a reasonable time period return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on all Senior Subordinated Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, whether or not such Senior Subordinated Notes are presented for payment, interest and Liquidated Damages, if any, shall cease to accrue on the Senior Subordinated Notes or the portions of Senior Subordinated Notes called for redemption. If a Senior Subordinated
Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, shall be paid to the Person in whose name such Senior Subordinated Note was registered at the close of business on such record date. If any Senior Subordinated Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Liquidated Damages, shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof.

Section 3.6 Senior Subordinated Notes Redeemed in Part

            Upon surrender of a Senior Subordinated Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company, a new Senior Subordinated Note equal in principal amount to the unredeemed portion of the Senior Subordinated Note surrendered.

Section 3.7 Optional Redemption

            (a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Senior Subordinated Notes will not be redeemable at the Company's option prior to March 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Year                                                Percentage
----                                                ----------
2003                                                 105.500%
2004                                                 103.666
2005                                                 101.833
2006 and thereafter                                  100.000%

            (b) Notwithstanding the foregoing, prior to March 1, 2001, the Company may redeem up to an aggregate of $45,500,000 in principal amount of Notes at a redemption price of

111% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of a Public Offering of common stock of the Company; provided that (i) at least 65% in aggregate principal amount of the Notes originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption and (ii) such redemption shall occur within 60 days of the date of the consummation of each such Public Offering.

            (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.8 Mandatory Redemption

            The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

Section 3.9 Repurchase Offers.

            In the event that the Company shall be required to commence an offer to all Holders to repurchase Senior Subordinated Notes (a "Repurchase Offer") pursuant to Section 4.10 hereof (an "Asset Sale Offer"), or pursuant to Section
4.14 hereof (a "Change of Control Offer") the Company shall follow the procedures specified below.

            A Repurchase Offer shall commence no earlier than 30 days and not later than 60 days from the date a Repurchase Offer Notice (as defined below) is mailed and shall remain open for a period of at least 20 Business Days following its commencement and no more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Subordinated Notes required to be purchased pursuant to Section 4.10 hereof, in the case of an Excess Proceeds Offer, or 4.14 hereof, in the case of a Change of Control Offer (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered in response to the Repurchase Offer. Payment for any Senior Subordinated Notes so purchased shall be made in the same manner as interest payments are made.

            If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Senior Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Subordinated Notes pursuant to the Repurchase Offer.

            Within 30 days following a Change of Control or an Excess Proceeds Triggering Event (as defined below), the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Excess Proceeds Offer Triggering Event, as the case may be and shall state:

            (a) that the Repurchase Offer is being made pursuant to this Section
      3.09 and Section 4.10 or 4.14 hereof, as the case may be, and the length of time the Repurchase Offer shall remain open;

            (b) the Offer Amount, the purchase price and the Purchase Date;

            (c) that any Senior Subordinated Note not tendered or accepted for payment shall continue to accrete or accrue interest;

            (d) that, unless the Company defaults in making such payment, any Senior Subordinated Note accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest after the Purchase Date;

            (e) that Holders electing to have a Senior Subordinated Note purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Senior Subordinated Note purchased;

            (f) that Holders electing to have a Senior Subordinated Note purchased pursuant to any Repurchase Offer shall be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Note, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company, the Depositary, or the Paying Agent at the address specified in the notice at least three days before the Purchase Date;

            (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Note purchased;

            (h) that, if the aggregate principal amount of Senior Subordinated Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Senior Subordinated Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

            (i) that Holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered (or transferred by book-entry transfer).

            On or prior to each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate Purchase Price with respect to a principal amount of Notes equal to the Offer Amount, together with accrued interest and Liquidated Damages, if any, thereon, to be held for payment in accordance with the terms of this Section
3.09. On (or at the Company's election, before) the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Subordinated Notes or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Subordinated Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Subordinated Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Subordinated Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Subordinated Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Note surrendered. Any Senior Subordinated Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. All Senior Subordinated Notes or portions thereof purchased pursuant to the Repurchase Offer will be canceled by the Trustee. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days after the Purchase Date.

            Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4
                                   COVENANTS

Section 4.1 Payment of Senior Subordinated Notes

            The Company shall pay or cause to be paid the principal of, interest on, and other Liquidated Damages, if any, on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes. Principal, premium, if any, and interest shall be considered paid on the applicable date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

Section 4.2 Maintenance of Office or Agency

             The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Subordinated Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            The Company may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.3 Reports

            (a Whether or not required by the rules and regulations of the SEC, so long as any Senior Subordinated Notes are outstanding, the Company shall furnish to the Holders of Senior Subordinated Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial information and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA Section 3.14(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            (b For so long as any Senior Subordinated Notes remain outstanding, the Company and its Restricted Subsidiaries shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.4 Compliance Certificate

            (a The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and each Restricted Subsidiary has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, whether to the best of his or her knowledge the Company and each Restricted Subsidiary has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and whether any Default or Event of Default shall have occurred under this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, Liquidated Damages, if any, and other premiums, if any, on the Senior Subordinated Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            (b So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

            (c The Company shall, so long as any of the Senior Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default (and, in any event, no later than five days after such Officer shall become aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default), an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5 Taxes

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings.

Section 4.6 Stay, Extension and Usury Laws

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7 Restricted Payments

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to any direct or indirect holders of the Company's or any of its Restricted Subsidiaries Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company, (b) to the Company or any Wholly Owned Restricted Subsidiary of the Company or (c) paid by a Restricted Subsidiary pro rata to the holders of its common stock); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem defease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is subordinated to the Notes or any Guarantee thereof, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

            (a no Default or Event of Default shall have occurred and be continuing or would occur as consequence thereof; and

            (b the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09; and

            (c such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Closing Date, is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Closing Date of, or equity contributions with respect to, Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the fair market value of non-cash property contributed as equity contributions to the Company, provided that (a) such property is related, ancillary or complementary to a business of the Company conducted on the Closing Date, (b) such fair market value is determined by the Company in good faith evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee and, if the fair market value of such contribution or series of related contributions is in excess of $5.0 million, an opinion as to the value thereof issued by an investment banking firm of national standing shall simultaneously be delivered to the Trustee (which opinion shall provide a specific value, or a range of values the lowest point of which, is not lower than the value set forth in the related resolution of the Board of Directors) and (c) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such non-cash contribution (or the dates of each non-cash contribution in the case of a series of related contributions) determined on a pro forma basis as if such contribution (or series of related contributions) had been made at the beginning of such four quarter period (or periods) shall be greater than the Company's historical Fixed Charge Coverage Ratio for such period (or periods) plus (iv) to the extent that any Restricted Investment is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds thereof (less the cost of disposition) (but only to the extent not included in subclause (i) of this clause (c)).

            The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause (c) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; provided that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption, repurchase or other acquisition shall be excluded from the calculation of the amount available for Restricted Payments pursuant to clause (c) of the preceding paragraph; (iv) payments to, which are promptly used by, Holdings for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings held by any of the Company's (or any of its Restricted Subsidiaries') directors, officers or employees who have died or whose employment has been terminated; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period or $2,000,000 in the aggregate and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (v) payments of up to $4.2 million (from the net proceeds of the Offering) to, which are promptly used by, Holdings for the repurchase of up to $4.0 million in liquidation value of Holdings' Series A Preferred Stock, par value $0.01 per share, held by Simpson and accrued but unpaid dividends thereon provided such shares are permanently retired; and (vi) other Restricted Payments in an aggregate amount not to exceed $5.0 million.

            The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be set forth in an Officers' Certificate and delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this section were computed.

            The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

            Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the definition of an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

Section 4.8 Dividend and Other Payment Restrictions Affecting Subsidiaries

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owned to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Closing Date, (b) the Credit Agreement as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Closing Date, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, or (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.9 Incurrence of Indebtedness

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt); provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

            The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following (collectively, "Permitted Debt"):

            (i the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Revolver under the Credit Agreement in an aggregate amount not to exceed the greater of $35.0 million at any time outstanding and the Borrowing Base as of such date, less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to clause (i) of the second paragraph of
      Section 4.10;

            (ii the incurrence by the Company of reimbursement or term loan obligations of up to $20.0 million arising with respect to the LC Facility under the Credit Agreement to the extent such reimbursement or term loan obligations arise as a result of actual cash payments having been made under such facility for the benefit of the Company in connection with the Eau Claire IRBs or the incurrence of Indebtedness to cash collateralize the LC Facility if Indebtedness under the Credit Agreement has been accelerated;

            (iii the incurrence by the Company of Indebtedness represented by the Notes;

            (iv the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

            (v the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (or purchase of the outstanding Capital Stock of a Person that owns such property, plant or equipment), in an aggregate principal amount not to exceed at any one time outstanding the greater of $5.0 million or 5% of the Company's net tangible assets (determined in accordance with GAAP applied on a consistent basis) as of the most recent quarterly balance sheet date;

            (vi the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries; and provided, further, that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (vi), does not exceed $5.0 million;

            (vii the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted to be incurred by the first paragraph, or by clauses (iii) through (vii) of the second paragraph of this covenant;

            (viii the incurrence of Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary, and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

            (ix the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

            (x the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness that was permitted to be incurred by another provision of this covenant;

            (xi Indebtedness incurred pursuant to commodity agreements of the Company or any of its Restricted Subsidiaries to the extent entered into in the ordinary course of the Company's business and not for speculative purposes to protect the Company and its Restricted Subsidiaries from fluctuations in the prices of raw materials used in their businesses in amounts reasonably related to the Company's business;

            (xii Indebtedness incurred pursuant to exchange rate agreements of the Company or any of its Restricted Subsidiaries to the extent entered into in the ordinary course of the Company's business and not for speculative purposes to protect the Company and its Restricted Subsidiaries from fluctuations in exchange rates relating to sales of inventory in the ordinary course of business in a currency other than U.S. dollars in amounts reasonably related to such sales;

            (xiii Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance, and obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; and

            (xiv the incurrence by the Company and its Restricted Subsidiaries of additional Indebtedness in an aggregate amount not to exceed $10 million at any one time outstanding, which Indebtedness may be incurred under the Credit Agreement or otherwise.

            For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Section 4.10 Asset Sales

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

            Within 360 days of the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (i) to repay Senior Debt (and to correspondingly permanently reduce commitments with respect thereto in the case of revolving borrowings) or (ii) to fulfill reimbursement obligations arising under the LC Facility to the extent such reimbursement obligations arose as a result of actual cash payments having been made under such facility for the benefit of the Company in connection with the Eau Claire IRBs (and to correspondingly permanently reduce reimbursement obligations with respect thereto) or to cash collateralize the LC Facility if the Indebtedness under the Credit Agreement has been accelerated or (iii) the making of a capital expenditure or the acquisition of other long-term assets (including the acquisition of Capital Stock of a Person) in the same line of business as the Company immediately prior to such acquisition. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million (an "Excess Proceeds Triggering Event"), the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, pursuant to the provisions of Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Section 4.11 Transactions With Affiliates

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an Eligible Institution.

            The foregoing provisions will not prohibit (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary or other agreements which provide for reasonable and customary indemnities provided on behalf of, officers, directors and employees of the Company and its Restricted Subsidiaries, in each case as determined in good faith by the Company evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee,
(ii) transactions between or among the Company and/or its Restricted Subsidiaries; and (iii) any Restricted Payment that is permitted by the provisions of Section 4.07 hereof.

Section 4.12 Liens

            The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens unless all payments of principal of, and premium, interest and Liquidated Damages, if any, on the Notes or otherwise under the Indenture are equally and ratably secured with (or prior to) such Indebtedness.

Section 4.13 Corporate Existence

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Subordinated Notes.

Section 4.14 Offer to Repurchase Upon Change of Control

            (a Upon the occurrence of a Change of Control, the Company will be obligated to make a Change of Control Offer to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the principal amount of such Holder's Notes at an offer price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment") pursuant to the procedures set forth in Section 3.09. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

            (b The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable.

            (c The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15 Issuances and Sales of Capital Stock of Restricted Subsidiaries

            The Company (i) shall not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale or other disposition is of all of the Capital Stock of such Restricted Subsidiary owned by the Company and its Restricted Subsidiaries and (b) such transaction is conducted in accordance with Section
4.10 hereof and (ii) shall not permit any Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if required by law, shares of its Capital Stock continuing directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

Section 4.16 Other Senior Subordinated Debt

            Neither the Company nor any of its Restricted Subsidiaries shall incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company or such Restricted Subsidiary, as the case may be, and senior in any respect in right of payment to the Senior Subordinated Notes or such Restricted Subsidiary's Guarantee thereof.

Section 4.17 Subsidiary Guarantees

            If the Company or any of its Restricted Subsidiaries shall acquire or create after the date of this Indenture a Subsidiary substantially all of whose assets are located in the United States or that conducts substantially all of its business in the United States, then such newly acquired or created subsidiary shall execute a Guarantee (a "Subsidiary Guarantee") and deliver an opinion of counsel in accordance with the terms of this Indenture; provided, that this Section 4.17 shall not apply to (i) a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financings; and (ii) any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with this Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

                                   ARTICLE 5
                                  SUCCESSORS

Section 5.1 Merger, Consolidation, or Sale of Assets

            The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) will, after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
Section 4.09 hereof. The Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease conveyance or other disposition, and if a supplemental indenture is required in connection with such transaction such supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Section 5.2 Successor Corporation Substituted

            Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Subordinated Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.01 hereof.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.1 Events of Default

            Each of the following constitutes an "Event of Default":

                  (a default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Senior Subordinated Notes (whether or not prohibited by the provisions of Article 10 of this Indenture);

                  (b default in payment when due of the principal of or premium, if any, on the Senior Subordinated Notes (whether or not prohibited by the provisions of Article 10 of this Indenture);

                  (c failure by the Company to comply with Sections 4.10, 4.14 or 5.01;

                  (d failure by the Company for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes to comply with any of its other agreements in this Indenture or the Senior Subordinated Notes;

                  (e default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in respect of such Indebtedness (a "Payment Default") or (2) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                  (f failure by the Company or any of its Restricted
            Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (1) any creditor commences enforcement proceedings upon any such judgment or (2) such judgments are not paid, fully bonded (by a financially responsible institution regularly engaged in the issuance of security bonds) discharged or stayed for a period of 45 days;

                  (g except as permitted by this Indenture, any guarantee of the
            Senior Subordinated Notes shall be held in any judicial proceeding to unenforceable or invalid or shall cease for any reason to be in full force and effect or any Restricted Subsidiary, or any Person acting on behalf of any Restricted Subsidiary, shall deny or disaffirm its obligations under its guarantee; and

                  (h the Company or any of its Significant Subsidiaries or any
            group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary:

                        (i commences a voluntary case,

                        (ii consents to the entry of an order for relief against
                  it in an involuntary case,

                        (iii consents to the appointment of a custodian of it or
                  for all or substantially all of its property,

                        (iv makes a general assignment for the benefit of its
                  creditors, or

                        (v generally is not paying its debts as they become due;

            in each case, pursuant to or within the meaning of any Bankruptcy Law; or

                  (i a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (i is for relief against the Company or any of its
                  Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                        (ii appoints a custodian of the Company or any of its
                  Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                        (iii orders the liquidation of the Company or any of its
                  Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.2 Acceleration

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders of the Senior Subordinated Notes may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

            In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company should have had to pay if the Company then had elected to redeem the Senior Subordinated Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Subordinated Notes. If an Event of Default occurs prior to March 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Subordinated Notes prior to such date, then the premium specified in the Indenture with respect to the year 2003 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Subordinated Notes.

Section 6.3 Other Remedies

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, interest on, Liquidated Damages, if any, or any other premiums, if any, on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults

            Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Trustee (and without notice to any other Holders) may on behalf of the Holders of all of the Senior Subordinated Notes waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Senior Subordinated Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5 Control by Majority

            Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee, in its reasonable discretion, determines may be unduly prejudicial to the rights of other Holders of Senior Subordinated Notes or that may involve the Trustee in personal liability for which adequate indemnity against such liability is not reasonably assured to it. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture.

Section 6.6 Limitation on Suits

            A Holder of a Senior Subordinated Note may pursue a remedy with respect to this Indenture or the Senior Subordinated Notes only if:

            (a) the Holder of a Senior Subordinated Note gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes make a written request to the Trustee to pursue the remedy;

            (c) such Holder of a Senior Subordinated Note or Holders of Senior Subordinated Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

            (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Subordinated Note may not use this Indenture to prejudice the rights of another Holder of a Senior Subordinated Note or to obtain a preference or priority over another Holder of a Senior Subordinated Note.

Section 6.7 Rights of Holders of Senior Subordinated Notes to Receive Payment

            Notwithstanding any other provision of this Indenture, but subject to the provisions of Sections 6.04 and 6.06, the right of any Holder of a Senior Subordinated Note to receive payment of principal, interest, Liquidated Damages, if any, or other premiums, if any, on the Senior Subordinated Note, on or after the respective due dates expressed in the Senior Subordinated Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8 Collection Suit by Trustee

            If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, Liquidated Damages, if any, or other premiums, if any, and interest remaining unpaid on the Senior Subordinated Notes and interest on overdue principal and, to the extent lawful, interest along with such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim

            The Trustee is authorized (a) to file proofs of claim for the whole amount of the principal of, Liquidated Damages, if any, and other premiums, if any, and interest on the Senior Subordinated Notes and to file such proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Subordinated Notes allowed in such judicial proceedings and (b) to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, prior to any payment to such Holder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities

            If the Trustee collects any money pursuant to this Section 6.10, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Senior Subordinated Notes for amounts due and unpaid on the Senior Subordinated Notes for principal, interest, Liquidated Damages, if any, other premiums, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal, interest, Liquidated Damages, if any, or other premiums, if any, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders of Senior Subordinated Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Subordinated Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Subordinated Notes.

Section 6.12 Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7
                                    TRUSTEE

Section 7.1 Duties of Trustee

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2 Rights of Trustee

            (a) Subject to Section 7.01(b)(ii), the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (e) Unless otherwise specifically provided in this Indenture any demand, request, direction or notice from the Company shall be made in an Officer's Certificate of the Company.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

            (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Senior Subordinated Notes and this Indenture.

Section 7.3 Individual Rights of Trustee

            The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4 Trustee's Disclaimer

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Subordinated Notes. Furthermore, it shall not be accountable for the Company's Use of the Proceeds from the Offering other than as specified under Section 4.07 hereof but in no event shall the Trustee be responsible or accountable to any Person including a Holder for the actual use or application of any money paid to the Company, or upon the Company's direction to any Person or otherwise under any provision of this Indenture; nor shall it be responsible for any statement or recital herein or any statement in the Senior Subordinated Notes or any registration statement for the Senior Subordinated Notes (other than statements in any Form T-1 filed with the SEC under the TIA) or in this Indenture other than its certificate of authentication. Finally, the Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee.

Section 7.5 Notice of Defaults

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee in accordance with the provisions of Section 7.02(j), the Trustee shall mail to Holders of Senior Subordinated Notes at each Holder's registered address a notice of the Default or Event of Default within 90 days after the Trustee received knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal, Liquidated Damages or interest on any Senior Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Notes.

Section 7.6 Reports by Trustee to Holders of The Senior Subordinated Notes

            Within 60 days after each September 1 beginning with the September 1 following the date of this Indenture, and for so long as Senior Subordinated Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Subordinated Notes at each Holder's registered address a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

            A copy of each report at the time of its mailing to the Holders of Senior Subordinated Notes shall be mailed to the Company and filed with the SEC, if accepted, and each stock exchange on which the Senior Subordinated Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Senior Subordinated Notes are listed on any stock exchange.

Section 7.7 Compensation and Indemnity

            The Company shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services in accordance with any provision of this Indenture as the parties shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with any provision of this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Subordinated Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.8 Replacement of Trustee

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company at least 45 days prior to the date of the proposed resignation. The Holders of Senior Subordinated Notes of a majority in principal amount of the then outstanding Senior Subordinated Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;

            (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian, receiver or public officer takes charge of the Trustee or its property; or

            (d) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Senior Subordinated Notes of at least 10% in principal amount of the then outstanding Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee, after written request by any Holder of a Senior Subordinated Note who has been a Holder of a Senior Subordinated Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Subordinated Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Subordinated Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger, Etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification

            There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against the Company

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 May Hold Senior Subordinated Notes

            The Trustee, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of the Senior Subordinated Notes and, subject to Sections 6.08 and 6.09, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 7.13 Trustee's Application for Instructions from the Company

            Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE 8
                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1 Option to Effect Legal Defeasance or Covenant Defeasance

            The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Senior Subordinated Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.2 Legal Defeasance and Discharge

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Senior Subordinated Notes or Guarantees, as the case may be, on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Subordinated Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Subordinated Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on Senior Subordinated Notes when such payments are due from the trust described in Section 8.04 hereof, (b) the Company's obligations with respect to the Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.3 Covenant Defeasance

            Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their respective obligations under the covenants contained in Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17,
5.01 and 5.02 hereof with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Subordinated Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Subordinated Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof and Sections 6.01(c) through 6.01(h) shall not constitute Events of Default.

Section 8.4 Conditions to Legal or Covenant Defeasance

            The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Subordinated Notes:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

                  (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Subordinated Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Senior Subordinated Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Subordinated Notes are being defeased to maturity or to a particular redemption date;

                  (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States in form reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States in form reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                  (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Subordinated Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

                  (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with, except that the Opinion of Counsel need not speak as to the conditions precedent stated in clauses
      (d) and (f) of this section..

Section 8.5 Deposited Money and Government Securities To be Held in Trust; Other
            Miscellaneous Provisions

            Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Subordinated Notes of all sums due and to become due thereon in respect of principal, interest, Liquidated Damages, if any, or other premiums, if any, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Notes.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6 Repayment to Company

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, interest, on Liquidated Damages, and other premiums, if any, on any Senior Subordinated Note and remaining unclaimed for two years after such principal, interest, Liquidated Damages, and other premiums, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Subordinated Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the Trustee's sole discretion and at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7 Reinstatement

            If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Subordinated Note following the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                       AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1 Without Consent of Holders of Senior Subordinated Notes

            Notwithstanding Section 9.02 hereof, the Company and the Trustee may amend or supplement this Indenture or the Senior Subordinated Notes without the consent of any Holder of a Senior Subordinated Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes;

                  (c) to provide for the assumption of the Company's obligations to Holders of Senior Subordinated Notes in the case of a merger or consolidation pursuant to Section 5.01 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of Senior Subordinated Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

                  (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

            In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2 With Consent of Holders of Senior Subordinated Notes

            Except as provided below in this Section 9.02, this Indenture or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for the Senior Subordinated Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, interest or, Liquidated Damages, if any, on the Senior Subordinated Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Senior Subordinated Notes).

            Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Subordinated Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

            It shall not be necessary for the consent of the Holders of Senior Subordinated Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Senior Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Senior Subordinated Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Subordinated Notes held by a non-consenting Holder):

                  (a) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

                  (b) reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter the provisions with respect to the redemption of the Senior Subordinated Notes (other than provisions relating to Sections 4.10 and 4.14 hereof);

                  (c) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Senior Subordinated Note;

                  (d) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

                  (e) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

                  (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Subordinated Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Senior Subordinated Notes;

                  (g) waive a redemption payment with respect to any Senior Subordinated Note (other than a payment required Section 4.10 or 4.14 hereof); or

                  (h) make any change in the foregoing amendment and waiver provisions.

            In addition, any amendment to the provisions of Article 10 of this Indenture (which relate to Subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Senior Subordinated Notes then outstanding if such Amendment would adversely affect the rights of Holders of the Senior Subordinated Notes.

Section 9.3 Compliance with Trust Indenture Act

            Every amendment or supplement to this Indenture or the Senior Subordinated Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4 Revocation and Effect of Consents

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Subordinated Note is a continuing consent by the Holder of a Senior Subordinated Note and every subsequent Holder of a Senior Subordinated Note or portion of a Senior Subordinated Note that evidences the same debt as the consenting Holder's Senior Subordinated Note, even if notation of the consent is not made on any Senior Subordinated Note. However, any such Holder of a Senior Subordinated Note or subsequent Holder of a Senior Subordinated Note may revoke the consent as to its Senior Subordinated Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.


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Section 9.5 Notation on or Exchange of Senior Subordinated Notes

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Subordinated Note thereafter authenticated. The Company in exchange for all Senior Subordinated Notes may issue and the Trustee shall authenticate new Senior Subordinated Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Senior Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6 Trustee to Sign Amendments, Etc.

            The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate or an Opinion of Counsel stating that no Event of Default shall occur as a result of such amended or supplemental indenture and that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10
                                 SUBORDINATION

Section 10.1 Agreement to Subordinate

            The Company agrees, and each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note agrees, that the Subordinated Obligations (as defined in Section 10.02) are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Obligations with respect to Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of the Company.

Section 10.2 Certain Definitions

            "Insolvency or Liquidation Proceeding" means, with respect to any Person, (i) any insolvency or bankruptcy or similar case or proceeding, or any reorganization, receivership, liquidation, dissolution or winding up of such Person, whether voluntary or involuntary, or (ii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

            "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.


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

            "Representative" means, with respect to any Senior Debt, the agent or other representative(s), if any, of holders of such Senior Debt.

            "Subordinated Obligations" means all Indebtedness and other Obligations of the Company or any of its Subsidiaries, contingent or otherwise, now or hereafter existing under or in respect of the Senior Subordinated Notes (pursuant to the terms thereof or any other agreement or instrument relating thereto) or this Indenture, other than payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof, which obligations, in each case, shall not constitute Subordinated Obligations.

Section 10.3 Liquidation; Dissolution; Bankruptcy

            Upon any distribution to creditors of the Company in an Insolvency or Liquidation Proceeding relating to the Company or its property;

                  (1) holders of Senior Debt of the Company shall be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including Post-Petition Interest) before Holders of the Senior Subordinated Notes shall be entitled to receive any payment with respect to the Senior Subordinated Notes; and

                  (2) until all Obligations with respect to Senior Debt of the
            Company (as provided in subsection (1) above) are paid in full in cash, any distribution to which Holders of Senior Subordinated Notes would be entitled but for this Article shall be made to holders of such Senior Debt (except that Holders may receive Permitted Junior Securities and payments made from any defeasance trust created pursuant to Article 8 hereof).

Section 10.4 Default on Senior Debt

            (a) The Company may not make any payment or distribution upon or in respect of the Senior Subordinated Notes (except in Permitted Junior Securities or from any defeasance trust created pursuant to Article 8 hereof) if:

                  (i) a default in the payment of the principal of or premium or interest on Designated Senior Debt of the Company occurs and is continuing beyond any applicable period of grace; or

                  (ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt;

            (b) if the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until 360 days


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

shall have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice issued as a result of Section 10.04(a)(ii) hereof. Further, no nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless the same has been cured for a period of at least 181 consecutive days, provided that 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

            (c) The Company may and shall resume payments on the Senior Subordinated Notes upon:

                  (i) in the case of a default referred to in Section
            10.04(a)(i) hereof, the date upon which such default is cured or waived, and

                  (ii) in the case of a default referred to in Section
            10.04(a)(ii) hereof, the earlier of the date upon which the default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Debt has been accelerated.

Section 10.5 Acceleration of Senior Subordinated Notes

            The Company shall promptly notify holders of Senior Debt of the Company if payment of the Senior Subordinated Notes is accelerated because of an Event of Default.

Section 10.6 When Distribution Must Be Paid Over

            In the event that the Trustee or any Holder of Senior Subordinated Notes receives any payment of any Obligations with respect to the Senior Subordinated Notes at a time when a Responsible Officer of the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by
Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to the holders of Senior Debt of the Company as their interests may appear under the Indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, upon and as set forth in (i) a writing provided to the Trustee and consented to by all Representatives of the holders of Senior Debt of the Company or (ii) in a final, non-appealable order of a court of competent jurisdiction, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving affect to any concurrent payment or distribution to or for the holders of such Senior Debt.

            With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of such Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Senior Subordinated Notes of the Company or any other Person money or assets to which any holders of such Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made at a time when a Responsible Officer has actual knowledge that the terms of this Article 10 prohibit such payment.


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

Section 10.7 Notice

            The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article, but failure to give such notice shall not affect the subordination of the Senior Subordinated Notes to the Senior Debt of the Company as provided in this Article.

Section 10.8 Subrogation

            After all Senior Debt of the Company is paid in full in cash and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of such Senior Debt to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Senior Debt. A distribution made under this Article to holders of Senior Debt of the Company that otherwise would have been made to Holders of Senior Subordinated Notes is not, as between the Company and Holders of Senior Subordinated Notes, a payment by the Company on the Senior Subordinated Notes.

Section 10.9 Relative Rights

            This Article defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Holders of Senior
            Subordinated Notes, the obligation of the Company, which is absolute and unconditional, to pay principal, interest and Liquidated Damages, if any, or other premiums, if any, on the Senior Subordinated Notes in accordance with their terms;

                  (2) affect the relative rights of Holders of Senior
            Subordinated Notes and creditors of the Company other than their rights in relation to holders of such Senior Debt; or

                  (3) prevent the Trustee or any Holder of Senior Subordinated
            Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of owners of such Senior Debt to receive distributions and payments otherwise payable to Holders of Senior Subordinated Notes.

            If the Company fails because of this Article to pay principal, interest, Liquidated Damages, if any, or other premiums, if any, on a Senior Subordinated Note on the due date (subject to any grace periods provided in Section 6.01), the failure is still a Default or Event of Default.


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

Section 10.10 Subordination May Not Be Impaired by Company.

            (a) No right of any holder of Senior Debt of the Company to enforce the subordination of the Subordinated Obligations shall be impaired by any act or failure to act by the Company or any Holder of the Senior Subordinated Notes or the failure of the Company or any Holder of the Senior Subordinated Notes to comply with this Indenture.

            (b) Without in any way limiting Section 10.10(a), the holders of any Senior Debt of the Company may at any time and from time to time, without the consent of or notice to any Holders of the Senior Subordinated Notes, without incurring any liabilities to any such Holder and without impairing or releasing the subordination and other benefits provided in this Indenture or the Holders' obligations to the holders of such Senior Debt (even if any Holder's right of reimbursement or subrogation or other right or remedy is affected, impaired or extinguished thereby, but subject to the proviso contained in the first sentence, and to the second sentence, of the definition of "Senior Debt,") do any one or more of the following: (i) amend, renew, exchange, extend, modify, increase or supplement in any manner such Senior Debt or any instrument evidencing or guaranteeing or securing such Senior Debt or any agreement under which such Senior Debt is outstanding (including, but not limited to, changing the manner, place or terms of payment or changing or extending the time of payment of, or renewing, exchanging, amending, increasing, releasing, terminating or altering, (1) the terms of such Senior Debt, (2) any security for, or any guarantee of, such Senior Debt, (3) any liability of any obligor on such Senior Debt (including any guarantor) or any liability incurred in respect of such Senior Debt); (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing such Senior Debt or any liability of any obligor thereon, to such holder, or any liability incurred in respect thereof; (iii) settle or compromise any such Senior Debt or any other liability of any obligor of such Senior Debt to such holder or any security therefor or any liability incurred in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, payment of any Senior Debt) in any manner or order; and (iv) release, terminate or otherwise cancel, or fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing such Senior Debt by whomsoever granted; (v) exercise or delay in or refrain from exercising any right or remedy against any obligor or any guarantor or any other Person; and
(vi) elect any remedy and otherwise deal freely with any obligor and any security for such Senior Debt or any liability of any obligor to the holders of such Senior Debt or any liability incurred in respect to such Senior Debt.

Section 10.11 Distribution or Notice to Representative

            Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Senior Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Senior Subordinated Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.


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

Section 10.12 Rights of Trustee and Paying Agent

            Neither the Trustee nor any Paying Agent shall at any time be charged with the knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or Paying Agent under this Article 10, unless and until the Trustee or Paying Agent shall have received at its Corporate Trust Office a Payment Blockage Notice; and, prior to the receipt of any such written notice, the Trustee or Paying Agent shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of written notice by a Person representing itself to be a holder of Senior Debt (or a Representative thereof) to establish that such notice has been given. In the event that the Trustee or Paying Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Only the Company, a Representative or a holder of Senior Debt of the Company that has no Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

            The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.13 Authorization to Effect Subordination

            Each Holder of the Senior Subordinated Notes by the Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of the Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of such Senior Subordinated Notes.


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

Section 10.14 Payment

            For all purposes of this Article 10, a "payment or distribution on account of Subordinated Obligations" shall include, without limitation, any direct or indirect payment or distribution on account of the purchase, prepayment, redemption, retirement, defeasance (other than payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof) or acquisition of any such Senior Subordinated Note, any recovery by the exercise of any right of set-off, any direct or indirect payment of principal, premium or interest with respect to or in connection with any mandatory or optional redemption or purchase provisions, any direct or indirect payment or distribution payable or distributable by reason of any other Indebtedness or Obligation being subordinated or any Subordinated Obligations, and any direct or indirect payment or recovery on any claim (including claims for Liquidated Damages, if any,) relating to or arising out of this Indenture, the Senior Subordinated Notes or the issuance Notes.

Section 10.15 Defeasance of this Article 10

            The subordination of the Senior Subordinated Notes provided by this
Article 10 is expressly made subject to the provisions for defeasance in Article 8 hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance (provided that any deposit pursuant to Article 8 was not prohibited by this Article 10 or any other instrument or agreement governing any Senior Debt of the Company and did not constitute a default under any such instrument or agreement), the Senior Subordinated Notes then outstanding shall thereupon cease to be subordinated pursuant to this
Article 10; provided, however, that if the Company's obligations under this Indenture and the such Senior Subordinated Notes are revived and reinstated in accordance with the terms of Section 8.07 hereof, the subordination provisions of this Article 10 shall be revived and reinstated with respect to all Subordinated Obligations.

Section 10.16 No Claims Against Subsidiaries

            The Company and the Holders acknowledge and agree as follows: (a) the Senior Subordinated Notes are an obligation of the Company only, and the Holders thereof have, and will have, no claim, right or demand against any Subsidiary of the Company or any assets or properties of any Subsidiary of the Company on or in respect of the such Senior Subordinated Notes except to the extent that any Subsidiary is a Guarantor thereunder; (b) the Company is, and is capitalized as, a separate legal entity such that any claim, right or demand by the Holders of the Senior Subordinated Notes with respect to the assets and properties of any Subsidiary of the Company would be solely as a creditor of a direct or indirect shareholder of such Subsidiary except to the extent that any Subsidiary is a Guarantor thereunder, and that such arrangement has been relied upon by and is for the benefit of holders of Senior Debt of the Company or any Guarantor thereunder; and (c) the Company's direct and indirect Subsidiaries have no obligation to pay dividends to or to make investments in the Company, for the purpose of funding payment obligations of the Company to the Holders of the Senior Subordinated Notes or otherwise.

Section 10.17 Amendments

            The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt of the Company.


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

Section 10.18 Trustee Not Fiduciary for Holders of Senior Debt

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Senior Subordinated Debt or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 10 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Debt or of any facts that would prohibit any payment hereunder unless a Responsible Officer shall have received notice to that effect at the address of the Trustee set forth in Section 11.02. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Section and, notwithstanding any provision of applicable law to the contrary, no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

Section 10.19 Rights of Trustee as Holder of Senior .ebt; Preservation of
              Trustee's Rights

            The Trustee or any Paying Agent in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

                                  ARTICLE 11
                                 MISCELLANEOUS

Section 11.1 Trust Indenture Act Controls

            If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 11.2 Notices

            Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

             If to the Company:

                  PLAINWELL INC.
                  200 Allegan Street
                  Plainwell, Michigan 49080
                  Telecopier No.:  (616) 685-2708
                  Attention:  William L. New


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

             With a copy to:

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, New York  10022
                  Telecopier No.: (212) 446-4900
                  Attention:  Lance C. Balk, Esq.

             If to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  25th Floor
                  New York, New York 10036
                  Telecopier No.: (212) 852-1625
                  Attention: Ms. Patricia Stermer

            The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3 Communication by Holders of Senior Subordinated Notes with Other
             Holders of Senior Subordinated Notes

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Subordinated Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).


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

Section 11.4 Certificate and Opinion as to Conditions Precedent

            Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.5 Statements Required in Certificate or Opinion

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.6 Rules by Trustee and Agents

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


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

Section 11.7 "Trustee" to Include Paying Agent

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

Section 11.8 No Personal Liability of Directors, Officers, Employees and
             Stockholders

            No director, officer, employee, incorporator or stockholder of the Company of any Restricted Subsidiary, as such, shall have any liability for any Obligations of the Company or such Restricted Subsidiary under the Senior Subordinated Notes, any Guarantee thereto or this Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 11.9 Governing Law

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SUBORDINATED NOTES AND THE GUARANTEE, IF ANY, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

Section 11.10 No Adverse Interpretation of Other Agreements

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11 Successors

            All agreements of the Company in this Indenture and the Senior Subordinated Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12 Severability

            In case any provision in this Indenture or in the Senior Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13 Counterpart Originals

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14 Table of Contents, Headings, Etc

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                  ARTICLE 12
                    GUARANTEE OF SENIOR SUBORDINATED NOTES

Section 12.1 Execution and Delivery of Subsidiary Guarantee

            (a) On the date of this Indenture, all existing Restricted Subsidiaries of the Company shall execute a Guarantee in substantially the form of Exhibit C (a "Subsidiary Guarantee").

            (b) After the date of this Indenture, if the Company, or any of its Restricted Subsidiaries, shall acquire or create a Restricted Subsidiary, then such Subsidiary shall execute a Subsidiary Guarantee, except that this requirement shall not apply to (i) a Restricted Subsidiary formed for the sole purpose of engaging in accounts receivable financing; and (ii) any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with Sections 1.01 and 4.07 for so long as it continues to constitute an Unrestricted Subsidiary. Such Guarantee shall be substantially in the form of Exhibit C and shall be accompanied by a Supplemental Indenture substantially in the form of Exhibit D, along with such other opinions, certificates and documents as are required under this Indenture.

            (c) Except as provided for under the immediately following section, a Guarantor shall be subject to the provisions of this Indenture from the date of the Supplemental Indenture to which its Guarantee relates and until such time as it has been properly designated as an Unrestricted Subsidiary in accordance with Sections 1.01 and 4.07 hereof.

Section 12.2 Subordination of Guarantee; Guarantors May Consolidate, Etc., On
             Certain Terms

            (a) The obligations of each Guarantor under its Subsidiary Guarantee pursuant to this Article 12 shall be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Senior Subordinated Notes are junior and subordinated to the Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors in respect of any Subsidiary Guarantee only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Notes pursuant to this Indenture, including
Article 10 hereof.

            (b) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in the Senior Subordinated Notes shall prevent (i) any consolidation or merger of a Guarantor with or into the Company or any other Guarantor or (ii) any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or any other Guarantor.

            (c) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture and in form and substance reasonably satisfactory to the Trustee, under the Senior Subordinated Notes, and this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; provided, that the foregoing provisions will not restrict the ability of a Restricted Subsidiary to consolidate or merge with the Company or another Restricted Subsidiary.

            (d) In the event of a sale or other disposition of all of the assets of any Guarantor (other than to or with the Company or another Guarantor), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor (other than to the Company or another Guarantor), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof and written notice of such sale or disposition is provided to the Trustee.

            (e) In the event the Company designates a Subsidiary Guarantor to be an Unrestricted Subsidiary, then such Subsidiary Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided that such designation is conducted in accordance with Sections 1.01 and 4.07 hereof and further provided the Trustee is given notice in writing of such designation.

                        [Signatures on following page]

                                  SIGNATURES

Dated as of March 6, 1998           PLAINWELL INC.

                                    By:_________________________________
                                       Name:
                                       Title:

Dated as of March 6, 1998           UNITED STATES TRUST COMPANY
                                      OF NEW YORK

                                    By:_________________________________
                                       Name:
                                       Title:

                                   Exhibit A

================================================================================

                       (Face of Senior Subordinated Note)

                 11% Series A Senior Subordinated Notes due 2008

No.
CUSIP No.
$_________

                                 PLAINWELL INC.

            promises to pay to the order of Cede & Co.

            or registered assigns,

            the principal sum of $130,000,000

                    on March 1, 2008.

            Interest Payment Dates:  March 1 and September 1

            Record Dates:  February 15 and August 15


                                    PLAINWELL INC.

                                    By:_____________________________
                                       Name:
                                       Title:

                                    By:_____________________________
                                       Name:
                                       Title:

TRUSTEE'S AUTHENTICATION:

This is one of the Senior Subordinated
Notes referred to in the within-mentioned
Indenture:

                                    UNITED STATES  TRUST COMPANY
                                    OF NEW YORK, as Trustee

                                    By:_____________________________
                                       Name:
                                       Title:
Dated: March __, 1998

================================================================================

                                   (Legend)

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

EACH HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO (A) OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, EXECUTES AND DELIVERS TO THE COMPANY AND THE TRUSTEE A LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL, IF THE COMPANY OR THE TRUSTEE SO REQUESTS OR (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), SUBJECT IN EACH OF THE FOREGOING CASES TO APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THAT IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                      (Back of Senior Subordinated Note)

               11% Series A Senior Subordinated Notes due 2008

            Unless and until it is exchanged in whole or in part for Senior Subordinated Notes in definitive form, this Senior Subordinated Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
1. This paragraph should be included only if the Senior Subordinated Note is issued in global form.

            1. INTEREST. Interest on the Senior Subordinated Notes will accrue at the rate of 11% per annum and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on _____, 1998 (each such date, an "Interest Payment Date"), to Holders of record on the immediately preceding February 15 and August 15. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest, Liquidated Damages, if any, on the Senior Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages or other premiums, if any, may be made by check mailed to the Holders of the Senior Subordinated Notes at their respective addresses set forth in the register of Holders of Senior Subordinated Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Senior Subordinated Notes the Holders of which have given wire transfer instructions to the Company, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Senior Subordinated Notes will be issued in denominations of $1,000 and integral multiples thereof.

            2. METHOD OF PAYMENT. The Company will pay interest on the Senior Subordinated Notes (except defaulted interest) and, Liquidated Damages, if any, or any other premiums, if any, to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments in respect of the Senior Subordinated Notes represented by the Global Note (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Definitive Notes, the Company will make all payments in respect of the Senior Subordinated Notes (including principal, premium, interest and Liquidated Damages, if any), by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

            3. PAYING AGENT AND REGISTRAR. Initially, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Senior Subordinated Notes under an Indenture dated as of March 6, 1998 ("Indenture") between the Company and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Senior Subordinated Notes are unsecured obligations of the Company limited to $130.0 million in aggregate principal amount and will mature on March 1, 2008.

            5. OPTIONAL REDEMPTION.

            (a) Except as set forth in clauses (b) and (c) below, the Senior Subordinated Notes will not be redeemable at the Company's option prior to March 1, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on of the years indicated below:

Year                                                Percentage
----                                                ----------
2003                                                  105.500%
2004                                                  103.666
2005                                                  101.833
2006 and thereafter                                   100.000%

            (b) Notwithstanding the foregoing, prior to March 1, 2001, the Company may redeem up to an aggregate of $45,500,000 in principal amount of Notes at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of a Public Offering of common stock of the Company; provided that (i) at least $84,500,000 in aggregate principal amount of the Notes originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption and (ii) such redemption shall occur within 60 days of the date of the consummation of each such Public Offering.

            (c) Any redemption pursuant to this Section shall be made pursuant to the provisions of Section 3.01 through 3.06 of the Indenture.

            6. MANDATORY REDEMPTION.

            The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Subordinated Notes.

            7. REPURCHASE AT OPTION OF HOLDER.

            Upon the occurrence of a Change of Control, the Company will be obligated to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the principal amount of each Holder's Senior Subordinated Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment") in accordance with the provisions set forth in Sections 3.09 and 4.14 of the Indenture. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control.

            The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of

Control Offer made by the Company and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

            When the aggregate amount of Excess Proceeds exceeds $5.0 million (an "Excess Proceeds Offer Triggering Event"), the Company shall make an offer to all Holders of Senior Subordinated Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages if any, thereon to the date of purchase, in accordance with the procedures set forth in Sections 3.09 and Section 4.10 of the Indenture. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture). If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

            8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

            9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

            11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes, and any existing default or compliance with any provision of the Indenture or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes. Without the consent of any Holder of a Senior Subordinated Note, the Indenture or the Senior

Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Subordinated Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

            12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture), (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with Sections 4.10, 4.14 and 5.01 of the Indenture; (iv) failure by the Company for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guaranteed or exists or is created after the Closing Date, which default (a) is caused by a failure to pay principal of or premium if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, fully bonded (by a financially responsible institution regularly engaged in the issuance of security bonds) discharged or stayed within a period of 45 days; (vii) except as permitted by the Indenture, any guarantee of the Notes shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Restricted Subsidiary, or any Person acting on behalf of any Restricted Subsidiary, shall deny or disaffirm its obligations under its guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company ro any of its Restricted Subsidiaries.

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

            In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture with respect to the year 2003 shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

            The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages, if any, on the Notes.

            The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default

            13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

            14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary, as such, shall not have any liability for any obligations of the Company or such Subsidiary under the Senior Subordinated Notes, any Guarantee thereto or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

            15. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the

Exchange and Registration Rights Agreement dated as of March 6, 1998 between the Company and the parties named on the signature pages thereof.

            18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, and/or the Exchange and Registration Rights Agreement. Requests may be made to:

                        PLAINWELL INC.
                        200 Allegan Street
                        Plainwell, MI  49080
                        Attention: Chief Executive Officer

                                ASSIGNMENT FORM

      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________

                                    Your Signature:_____________________________
                                              (Sign exactly as your name appears
                                                       on the face of this Note)

Signature Guarantee:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                      OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

                  |_| Section 4.10        |_| Section 4.14

      If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $

Date:                               Your Signature:_____________________________
                                              (Sign exactly as your name appears
                                                       on the face of this Note)

                                    Tax Identification No.:_____________________

Signature Guarantee:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                 SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE (2)

      The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                 Amount of      Principal
                 Amount of       increase in    Amount of this
                 decrease in     Principal      Global Note     Signature of
                 Principal       Amount of      following such  authorized
                 Amount of this  this Global    decrease (or    signatory of
Date of Exchange Global Note     Note           increase)       Trustee
---------------- --------------  -----------    --------------  ------------



----------
(2) This should be included only if the Senior Subordinated Note is issued in global form.

                                    EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES

Re: [Series A] [Series B] ___% Senior Subordinated Notes due 2008 (the "Notes") of PLAINWELL INC.

      This Certificate relates to $_________ principal amount of Notes held in *|_| book-entry or *|_| definitive form by ___________________________ (the
"Transferor").

The Transferor, by written order, has requested the Trustee to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:

|_|   is being acquired for the Transferor's own account, without transfer;

|_|   is being transferred pursuant to an effective registration statement;

|_| is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reli-ance on such Rule 144A;

|_| is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

|_|   is being transferred pursuant to Rule 144 under the Securities Act;** or

|_| is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:
      __________________________________________________________________________
      _______________________________________________________________________)**

                                    [INSERT NAME OF TRANSFEROR]

                                    By:___________________________

Date:_____________________

* check applicable box.
** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                  EXHIBIT C

                         FORM OF SUBSIDIARY GUARANTEE

            Each of the Guarantors hereby, jointly and severally, unconditionally guarantee to each Holder of a Senior Subordinated Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Subordinated Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal, interest, premium and Liquidated Damages, if any, on the Senior Subordinated Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, interest, premium and Liquidated Damages, if any, on the Senior Subordinated Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.

            The Obligations of the Guarantors to the Holders of the Senior Subordinated Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 12 of the Indenture are incorporated herein by reference.

            This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Senior Subordinated Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Senior Subordinated Notes and, in the event of any transfer or assignment of rights by any Holder of Senior Subordinated Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

            In certain circumstances more fully described in the Indenture, any Guarantor may be released from its liability under this Subsidiary Guarantee, and any such release will be effective whether or not noted hereon.

            This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

            Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.
                                          By:

                                          Name:

                                          Title:

                                    EXHIBIT D

--------------------------------------------------------------------------------

                                 PLAINWELL INC.

                                       and

                           the Guarantors named herein

                                       and

                     United States Trust Company of New York

                                     Trustee

                     ---------------------------------------

                         FORM OF SUPPLEMENTAL INDENTURE
                      AND AMENDMENT -- SUBSIDIARY GUARANTEE

                               Dated as of _____,

                     ---------------------------------------

                                  $130,000,000

                          11% Senior Subordinated Notes
                                    due 2008

--------------------------------------------------------------------------------

            This SUPPLEMENTAL INDENTURE dated as of _______, ____, among PLAINWELL INC., a Delaware corporation (the "Company"), each party identified under the caption "Guarantor" on the signature pages hereto (the "Guarantor") and United States Trust Company of New York, a New York banking corporation, as Trustee.

                                   RECITALS

            WHEREAS, the Company, any and all Guarantors and the Trustee entered into an Indenture, dated as of March 6, 1998 (the "Indenture"), pursuant to which the Company issued $130,000,000 in principal amount of 11% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes"); and

            WHEREAS, Section 9.01(e) of the Indenture provides that the Company, the Guarantors, if any, and the Trustee may amend or supplement the Indenture in order to execute a Subsidiary Guarantee to comply with Section 12.01 thereof without the consent of the Holders of the Senior Subordinated Notes; and

            WHEREAS, pursuant to Section 12.01 of the Indenture, a Guarantor must execute a Subsidiary Guarantee and a Supplemental Indenture.

            WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws of the Company, the Guarantor and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantor and the Trustee, in accordance with its terms, have been duly done and performed;

            NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantor, and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Senior Subordinated Notes as follows:

                                  ARTICLE 1.

            Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

            Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantor, and the Trustee.

                                  ARTICLE 2.

            Section 2.01. From this date, in accordance with Section 12.01 and by executing this Supplemental Indenture and the accompanying Subsidiary Guarantee (a copy of which is attached hereto), the Guarantor(s) whose signature appears below is subject to the provisions of the Indenture to the extent provided for in Article 12 thereunder.

            Section 2.02. The Subsidiary Guarantee constitutes a part of the Senior Subordinated Note as soon as the certificate of authentication has been executed by the Trustee.

                                  ARTICLE 3.

            Section 3.01. Except as specifically modified herein, the Indenture and the Senior Subordinated Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

            Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

            Section 3.03. The laws of the State of New York shall govern this Supplemental Indenture without regard to principles of conflicts of law. The Trustee, the Company and the Guarantor each agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Supplemental Indenture.

            Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                                  SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

                                    PLAINWELL INC.

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------



                                    GUARANTOR

                                    [                                       ]
                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                    TRUSTEE

                                    UNITED STATES TRUST COMPANY
                                     OF NEW YORK, as Trustee

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------

                                   EXHIBIT E

                           FORM OF PURCHASER LETTER

                                                                        [DATE]

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee
114 W. 47th Street
New York, New York 10036

PLAINWELL INC.
200 Allegan Street
Plainwell, Michigan, 49080

[NAME OF SELLER]

      Re:  PLAINWELL INC.'S 11% Senior Subordinated Notes due 2008

      We are delivering this letter in connection with our proposed purchase of $__________ aggregate principal amount of 11% Senior Subordinated Notes due 2008 (the "Notes") of PLAINWELL INC. (the "Company").

      We hereby confirm that:

            1. We have received all information relating to the Notes as we deem necessary in order to make our investment decision.

            2. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2) (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the laws of any state or other jurisdiction, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            3. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions of the Securities Act.

            4. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as described below. We agree, on our own behalf and on behalf of any account for which we are purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, not to offer, sell or otherwise transfer such Notes prior to the date which is two years (or such shorter period as may be promulgated by the Securities and Exchange commission pursuant to Rule 144 under the Securities Act) after the later of the date of original issue of such Notes and the last date on which the Company or any affiliate of the company was the owner of such Notes (the "Resale Restriction Termination Date"), except (1) to the Company, (2) pursuant to a registration statement which has been declared effective under the Securities Act, (3) to a person we reasonably believe is a "qualified institutional buyer" as defined in Rule 144A in a transaction meeting the requirements of Rule 144A, (4) pursuant to offers and sales to non-U.S. persons that occur outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (5) to an institutional "accredited investor" (as defined above) that prior to such transfer, executes and delivers to the Company and the Trustee (as defined in the Indenture) a signed letter, substantially identical to this letter, containing certain representations and agreements relating to the transfer of the Notes (the form of which letter can be obtained from the Trustee), and, if requested by the Company or the Trustee, an opinion of counsel (6) pursuant to the exemption from registration provided by Rule 144 under the Securities Act if available, or (7) pursuant to any other available exemption from the registration requirements of the Securities Act (based upon an opinion of counsel reasonably acceptable to the Company if the Company so requests), subject in each of the foregoing cases, to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with applicable securities laws of any state or other jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein. We understand that any Notes acquired by us (other than pursuant to Rule
      144A) will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

            5. We understand that, on any proposed offer, sale or other transfer of any Notes prior to the resale Restriction Termination Date, we will be required to furnish to the Trustee and the Company such certifications, legal opinions, and other information as either of them may reasonably require to confirm that the proposed transaction complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend reflecting the substance of this and the preceding paragraph.

      We acknowledge that you, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. We agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

      THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK

                                    ----------------------------------------
                                    (Name of Purchaser)

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:
                                       Address:

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE...........................1
        Section 1.01  Definitions..............................................1
        Section 1.02  Other Definitions.......................................13
        Section 1.03  Incorporation by Reference of Trust Indenture Act.......13
        Section 1.04  Rules of Construction...................................14

ARTICLE 2 THE SENIOR SUBORDINATED NOTES.......................................14
        Section 2.01  Form and Dating.........................................14
        Section 2.02  Execution and Authentication............................15
        Section 2.03  Registrar, Paying Agent and Depositary..................16
        Section 2.04  Paying Agent to Hold Money in Trust.....................16
        Section 2.05  Holder Lists............................................16
        Section 2.06  Transfer and Exchange...................................17
        Section 2.07. Replacement Notes.......................................20
        Section 2.08. Outstanding Senior Subordinated Notes...................20
        Section 2.09. Treasury Notes..........................................20
        Section 2.10. Temporary Notes.........................................21
        Section 2.11. Cancellation............................................21
        Section 2.12. Defaulted Interest......................................21
        Section 2.13. Record Date.............................................22
        Section 2.14. CUSIP Number............................................22
        Section 2.15. Computation of Interest.................................22
        Section 2.16. Exchange of Series A Senior Subordinated Notes
                      for Series B Senior Subordinated Notes..................22
        Section 2.17. Legends.................................................23

ARTICLE 3 REDEMPTION AND PREPAYMENT...........................................24
        Section 3.01  Notices to Trustee......................................24
        Section 3.02  Selection of Senior Subordinated Notes to be Redeemed...24
        Section 3.03  Notice of Redemption....................................24
        Section 3.04  Effect of Notice of Redemption..........................25
        Section 3.05  Deposit of Redemption Price.............................25
        Section 3.06  Senior Subordinated Notes Redeemed in Part..............26
        Section 3.07  Optional Redemption.....................................26
        Section 3.08  Mandatory Redemption....................................26

ARTICLE 4 COVENANTS...........................................................29
        Section 4.01  Payment of Senior Subordinated Notes....................29
        Section 4.02  Maintenance of Office or Agency.........................29
        Section 4.03  Reports.................................................30
        Section 4.04  Compliance Certificate..................................30
        Section 4.05  Taxes...................................................31
        Section 4.06  Stay, Extension and Usury Laws..........................31

        Section 4.07  Restricted Payments.....................................31
        Section 4.08  Dividend and Other Payment Restrictions Affecting
                      Subsidiaries............................................34
        Section 4.09  Incurrence of Indebtedness..............................34
        Section 4.10  Asset Sales.............................................37
        Section 4.11  Transactions With Affiliates............................38
        Section 4.12  Liens...................................................38
        Section 4.13  Corporate Existence.....................................38
        Section 4.14  Offer to Repurchase Upon Change of Control..............39
        Section 4.15  Issuances and Sales of Capital Stock of Restricted
                      Subsidiaries............................................39
        Section 4.16  Other Senior Subordinated Debt..........................39
        Section 4.17  Subsidiary Guarantees...................................39

ARTICLE 5 SUCCESSORS..........................................................40
        Section 5.01  Merger, Consolidation, or Sale of Assets................40
        Section 5.02  Successor Corporation Substituted.......................40

ARTICLE 6 DEFAULTS AND REMEDIES...............................................41
        Section 6.01  Events of Default.......................................41
        Section 6.02  Acceleration............................................42
        Section 6.03  Other Remedies..........................................43
        Section 6.04  Waiver of Past Defaults.................................43
        Section 6.05  Control by Majority.....................................43
        Section 6.06  Limitation on Suits.....................................44
        Section 6.07  Rights of Holders of Senior Subordinated Notes
                      to Receive Payment......................................44
        Section 6.08  Collection Suit by Trustee..............................44
        Section 6.09  Trustee May File Proofs of Claim........................45
        Section 6.10  Priorities..............................................45
        Section 6.11  Undertaking for Costs...................................46

ARTICLE 7 TRUSTEE.............................................................46
        Section 7.01  Duties of Trustee.......................................46
        Section 7.02  Rights of Trustee.......................................47
        Section 7.03  Individual Rights of Trustee............................48
        Section 7.04  Trustee's Disclaimer....................................48
        Section 7.05  Notice of Defaults......................................48
        Section 7.06  Reports by Trustee to Holders of The Senior
                      Subordinated Notes......................................49
        Section 7.07  Compensation and Indemnity..............................49
        Section 7.08  Replacement of Trustee..................................50
        Section 7.09  Successor Trustee by Merger, Etc........................51
        Section 7.10  Eligibility; Disqualification...........................51
        Section 7.11  Preferential Collection of Claims Against the Company...51
        Section 7.12  May Hold Senior Subordinated Notes......................51
        Section 7.13  Trustee's Application for Instructions from the
                      Company.................................................51

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE ...........................52
        Section 8.01  Option to Effect Legal Defeasance or Covenant
                      Defeasance..............................................52
        Section 8.02  Legal Defeasance and Discharge..........................52

        Section 8.03  Covenant Defeasance.....................................52
        Section 8.04  Conditions to Legal or Covenant Defeasance..............53
        Section 8.05  Deposited Money and Government Securities to be
                      Held in Trust; Other Miscellaneous Provisions...........54
        Section 8.06  Repayment to Company....................................55
        Section 8.07  Reinstatement...........................................55

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER....................................55
        Section 9.01  Without Consent of Holders of Senior Subordinated
                      Notes...................................................55
        Section 9.02  With Consent of Holders of Senior Subordinated Notes....56
        Section 9.03  Compliance with Trust Indenture Act.....................58
        Section 9.04  Revocation and Effect of Consents.......................58
        Section 9.05  Notation on or Exchange of Senior Subordinated Notes....58
        Section 9.06  Trustee to Sign Amendments, Etc.........................58

ARTICLE 10 SUBORDINATION......................................................59
        Section 10.01 Agreement to Subordinate................................59
        Section 10.02 Certain Definitions.....................................59
        Section 10.03 Liquidation; Dissolution; Bankruptcy....................59
        Section 10.04 Default on Senior Debt..................................60
        Section 10.05 Acceleration of Senior Subordinated Notes...............60
        Section 10.06 When Distribution Must Be Paid Over.....................61
        Section 10.07 Notice..................................................61
        Section 10.08 Subrogation.............................................61
        Section 10.09 Relative Rights.........................................61
        Section 10.10 Subordination May Not Be Impaired by Company............62
        Section 10.11 Distribution or Notice to Representative................63
        Section 10.12 Rights of Trustee and Paying Agent......................63
        Section 10.13 Authorization to Effect Subordination...................63
        Section 10.14 Payment.................................................64
        Section 10.15 Defeasance of this Article 10...........................64
        Section 10.16 No Claims Against Subsidiaries..........................64
        Section 10.17 Amendments..............................................65
        Section 10.18 Trustee Not Fiduciary for Holders of Senior Debt........65
        Section 10.19 Rights of Trustee as Holder of Senior Debt;
                      Preservation of Trustee's Rights .......................65

ARTICLE 11 MISCELLANEOUS......................................................65
        Section 11.01 Trust Indenture Act Controls............................65
        Section 11.02 Notices.................................................65

        Section 11.03 Communication by Holders of Senior Subordinated
                      Notes with Other Holders of Senior Subordinated
                      Notes...................................................67
        Section 11.04 Certificate and Opinion as to Conditions Precedent......67
        Section 11.05 Statements Required in Certificate or Opinion...........67
        Section 11.06 Rules by Trustee and Agents.............................67
        Section 11.07 "Trustee" to Include Paying Agent.......................68
        Section 11.08 No Personal Liability of Directors, Officers,
                      Employees and Stockholders .............................68
        Section 11.09 Governing Law...........................................68

        Section 11.10 No Adverse Interpretation of Other Agreements...........68
        Section 11.11 Successors..............................................68
        Section 11.12 Severability............................................68
        Section 11.13 Counterpart Originals...................................68
        Section 11.14 Table of Contents, Headings, Etc........................69

ARTICLE 12 GUARANTEE OF SENIOR SUBORDINATED NOTES.............................69
        Section 12.01 Execution and Delivery of Subsidiary Guarantee..........69
        Section 12.02 Subordination of Guarantee; Guarantors May
                      Consolidate, Etc., On Certain Terms.....................69

SIGNATURES....................................................................71

EXHIBITS

Exhibit A - 11% Series A Senior Subordinated Notes due 2008
Exhibit B - Certificate to be Delivered upon Exchange or Registration of
            Transfer of Notes
Exhibit C - Form of Subsidiary Guarantee
Exhibit D - Form of Supplemental Indenture and Amendment -- Subsidiary Guarantee Exhibit E - Form of Purchaser Letter


                                      vii